NOTE PURCHASE AGREEMENT

dated as of July 20, 2015

by and between

[ _______________ ] (LENDER)

and

BLUE CALYPSO, INC. (BORROWER)

BLUE CALYPSO HOLDINGS, INC. (EXISTING SUBSIDIARY)

BLUE CALYPSO, LLC. (EXISTING SUBSIDIARY)

BLUE CALYPSO, LATIN AMERICA, S.A. (EXISTING SUBSIDIARY)

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of July 20, 2015, by and between [ _______________ ] (the “Lender”), BLUE CALYSO, INC., a Delaware corporation (together with all of its successors and current and future, direct and/or indirect Subsidiaries, collectively, the “Borrower”), BLUE CALYPSO HOLDINGS, INC., a Texas corporation (“Holdings”), BLUE CALYPSO, LLC, a Texas limited liability company (“LLC”), BLUE CALYPSO LATIN AMERICA, S.A., a Costa Rican corporation (“ Blue Latin ”, and together with Holdings, LLC and each of such persons successors current and future, direct or indirect, wholly owned or partially owned Subsidiaries, collectively, (the “Existing Subsidiaries”).

THE PARTIES HERETO agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.

Defined Terms.  In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten (10%) percent or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

“Closing” shall mean the time of issuance and sale by the Borrower of the $550,000 aggregate principal amount Note to the Lender for the $500,000 Purchase Price on the Closing Date.

“Closing Date” shall mean the date the $550,000 aggregate principal amount Note is purchased by the Lender from the Borrower for the $500,000 Purchase Price pursuant to this Agreement.

“Contingent Obligation” shall mean as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Common Stock” shall mean (i) the Borrower’s common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” shall mean any capital stock or other security of the Borrower that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Borrower (including, without limitation, Common Stock).

“Conversion Shares” shall mean all shares of Common Stock issuable upon conversion of any portion of the Note and/or other Liabilities owed by the Borrower to Lender pursuant to the Note, this Agreement and/or any other Document, including, but not limited to, shares of Common Stock, Common Stock Equivalents and shares of Common Stock and/or other securities of the Borrower issuable upon exercise, exchange and/or conversion of such Common Stock Equivalents.

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Borrower and/or any of the Subsidiaries, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses).

“Documents” or “Transaction Documents” shall mean collectively, this Agreement, the Note, the Irrevocable Transfer Agent Instructions Letter from the Borrower to Action Stock Transfer Corporation, the Borrower’s transfer agent (or any other transfer agent of the Borrower that replaces Action Stock Transfer Corporation, the “Transfer Agent”), dated the date hereof related to the issuance of Conversion Shares in the form annexed hereto as Exhibit A (the “TA Letter”) and all other instruments, certificates, supplements, amendments, exhibits, annexes, all closing documents and exhibits and schedules thereto and/or any schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above documents and the transactions hereunder and/or thereunder and/or any other documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising and/or reasonably requested by the Lender and/or its counsel.

“Dollar(s)” and “$” means lawful money of the United States.

“Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Event of Default” shall have the meaning set forth in the Note.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Indebtedness” has the meaning set forth in the Note.

“Intellectual Property” means all Copyrights, Trademarks and Patents of the Borrower and/or all of its Subsidiaries.

“Liens” or “liens” shall mean a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, clouds on title and/or encumbrances.

“Liabilities” shall mean all direct and/or indirect liabilities, Indebtedness and obligations of any kind of Borrower and/or any of the Existing Subsidiaries to the Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, all liabilities, Indebtedness and obligations of Borrower to the Lender pursuant to the Note, this Agreement and/or any of the other Documents (including, but not limited to, the $550,000 aggregate principal amount of the Note, all other Principal (as defined in the Note and/or any of the other ), all accrued but unpaid interest (including, but not limited to, Guaranteed Interest and Default Interest on the Note), and all premium payments, liquidated damages and Late Charges (as defined in the Note), any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Documents and the enforcement of Lender’s rights, remedies and powers under this Agreement, the Note and/or the other Documents, including, but not limited to, the drafting of any documents and the preparation and enforcement of this Agreement and the other Documents.

“Loan” shall mean the $550,000 aggregate principal amount of the Note.

“Maturity Date” shall have the meaning set forth in the Note.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, prospects, operations, or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Lender hereunder or thereunder.

“Note” shall mean the Senior Convertible Note of the Borrower in the aggregate principal amount of $550,000, dated as of the Closing Date, which the Lender, subject to the terms and conditions set forth in this Agreement, shall purchase from the Borrower for the $500,000 Purchase Price, which form of Note is annexed hereto as Exhibit B.  The term “Note” also shall mean any and all similar Note(s) issued in exchange, transfer or replacement of the $550,000 aggregate principal amount of Note (including any Note representing a portion of the aggregate principal amount of the Note).

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, of the Borrower and/or any of its Subsidiaries, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered by any Patent.

“Permitted Indebtedness” has the meaning set forth in the Note.

“Permitted Liens” has the meaning set forth in the Note.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Principal Market” shall mean the market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Purchase Price” means the $500,000 aggregate purchase price to be paid by the Lender to purchase the $550,000 aggregate principal amount Note.

“Qualified Public Offering” means the sale by the Borrower and/or any of its Subsidiaries, of their respective of shares of common stock, Stock Equivalents and/or any other securities pursuant to a registration statement that has been declared effective by the SEC and the gross proceeds therefrom are no less than $5,000,000 including, but not limited to, the proposed public offering of units of the Borrower consisting of shares of Common Stock and warrants to purchase Common Stock to be purchased and sold by Maxim Group LLC, Meriman Capital, Inc. and/or any other underwriter and/or selected dealer pursuant to the Company’s registration statement on Form, S-1 (Registration No. 333-204442).

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities” shall mean the Note, all Conversion Shares and any securities of the Borrower issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all and/or any of such Securities of the Borrower to the Lender.

“Solvent” shall mean, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Borrower and/or any of its Subsidiaries as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by the Borrower and/or any of its Subsidiaries and now or hereafter covered by such licenses.

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Borrower and/or any of its Subsidiaries, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of the Borrower and/or any of its Subsidiaries relating to the distribution of products and services in connection with which any of such marks are used.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Lender.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

“Variable Rate Transaction” shall have the meaning set forth in Section 4.02(n) of this Agreement.

Section 1.02.

Other Definitional Provisions.

(a)

Use of Defined Terms.  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

Accounting Terms.  As used herein and in the other Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP (provided  that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c)

Construction.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)

UCC Terms.  Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2.

PURCHASE AND SALE OF THE NOTE

Section 2.1.

Closing  The Closing shall occur at 10:00 am (EST) on the Closing Date at the offices of Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, 25th Floor, New York, New York 10005, on the first (1st) Trading Day on which the conditions to Closing set forth in Section 5 hereof are satisfied and/or waived in writing as provided elsewhere herein, or on such other date and/or time as agreed to by the Borrower and Lender.

Section 2.2.

Conditions to the Purchase of the Note by the Lender from the Borrower.  Subject to the terms and conditions of this Agreement, the Lender will on the Closing Date make the Loan to the Borrower by purchasing the $550,000 aggregate principal amount Note from the Borrower for the $500,000 Purchase Price, provided  that (i) no Event of Default or event that with the passage of time or the giving of notice, or both, would become an Event of Default shall have occurred or would result therefrom; and (ii) the conditions in Section 5.01 have been satisfied.

Section 2.3.

Note.  The Loan shall be evidenced by the $550,000 aggregate principal amount Note.

Section 2.4.

Purchase Price and Payment of the Purchase Price for the Notes.  The Purchase Price for the $550,000 aggregate principal amount Note shall be $500,000 in the aggregate, representing an original issue discount of $50,000.  On the Closing Date, the Lender shall pay the Borrower the $500,000 Purchase Price (less (i) all of the Lender’s Expenses (as defined below), and (ii) the Maxim Placement Fee (as defined below), for the $550,000 aggregate principal amount Note by wire transfer of immediately available funds to the Borrower in accordance with the Borrower’s written wiring instructions, against delivery of the duly executed $550,000 aggregate principal amount Note.

Section 2.5.

Lender’s Cost and Expenses.  On the Closing Date, all direct and indirect reasonable out-of-pocket costs and expenses of the Lender related to the negotiation, due diligence, preparation, closing, and all other items regarding and/or related to the Documents and all of the transactions contemplated herein and therein, including, but not limited to, $27,500, which shall be payable to the Lender’s legal counsel plus such legal counsel’s documented expenses (collectively, the “Lender’s Expenses”), shall be due and payable from the Borrower to the Lender (less $10,000 previously paid); and the Lender shall subtract from the $500,000 Purchase Price to be paid to the Borrower for the $550,000 aggregate principal amount of the Note, all of Lender’s Expenses and the Lender shall pay on the Closing Date to the Lender’s counsel the fees and expenses set forth above in immediately available funds by wiring such funds to Lender’s counsel pursuant to wiring instructions provided to the Lender by its legal counsel.  Notwithstanding anything to the contrary, without the consent of Borrower, neither the Lender nor its counsel shall incur any expenses that the Borrower is liable for, except lien, judgment, tax and related searches which were approved by the Borrower, and which such other expenses shall not exceed in the aggregate $1,500.  Although the Lender’s Expenses in an amount not to exceed, without the consent of the Borrower, $29,000 (which includes the actual costs of the lien, judgment and tax searches) are being subtracted by the Lender from the Purchase Price actually delivered to the Borrower, such Lender’s Expenses shall constitute part of the Purchase Price and shall not directly and/or indirectly reduce and or result in any set-off the aggregate principal amount of the Note or result in a set-off and/or reduction of any other funds owed by the Borrower to the Lender.

Section 2.6.

Brokerage Fee.  The Borrower shall pay to Maxim Group, LLC (“Maxim”), a placement agent fee of $38,500 (the “Maxim Placement Fee”).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

Section 3.1.

Representation and Warranties.  Borrower represents and warrants to Lender that on the Closing Date and on the Security Start Date:

(a)

Organization, Etc.  Borrower is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a) hereto.

(b)

Authorization: No Conflict.  The execution, delivery and performance of the Documents  and the transactions contemplated thereby by the Borrower, including, but not limited to, the sale and issuance of the Note for the Purchase Price, the reservation for issuance of the shares of Common Stock required to be reserved pursuant to the terms of the Note, and of the conversion and issuance of the Conversion Shares into which the Note is convertible into (i) are within Borrower’s corporate powers and have been duly executed by the Borrower, (ii) have been duly authorized by all necessary action by or on behalf of Borrower (and/or its shareholders to the extent required by law), (iii) the Borrower has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) Borrower’s organizational documents; and/or (3) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Borrower’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.  The Borrower has initially reserved from its duly authorized capital stock 404,506 shares of Common Stock solely for issuance upon any conversions by the Lender of the Note without taking into account any limitations on the issuance thereof pursuant to the terms of the Note, which number of shares of Common Stock reserved for the Holder shall be continuously increased by the Borrower including, but not limited to, upon each request by the Lender, to ensure that the Required Reserved Amount (as defined below) is in reserve with the Transfer Agent at all times solely for issuances of Conversion Shares to the Lender upon all conversions by the Lender of the Note.  The Note and all Conversion Shares shall sometimes be collectively referred to as the “Securities.”

(c)

Validity and Binding Nature.  The Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)

Title to Assets.  Borrower has good and marketable title to all assets owned by Borrower.

(e)

No Violations of Laws.  Borrower is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body, except in each case as could not have or reasonably be expected to have a Material Adverse Effect.

(f)

Burdensome Obligations.  Borrower is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(g)

Taxes.  All federal, and material state and local tax returns required to be filed by Borrower have been filed with the appropriate governmental agencies and all taxes due and payable by Borrower have been timely paid.

(h)

Employee Benefit Plans.  The term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any member of the Controlled Group.  Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of ERISA) maintained by Borrower complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(i)

Federal Laws and Regulations. Borrower is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(j)

Fiscal Year.  The fiscal year of Borrower ends on December 31 of each year.

(k)

Subsidiaries; Etc.  All Subsidiaries of the Borrower and the locations thereof on the Closing Date are set forth in the Public Reports (as defined in Section 3.1(cc) below).  The Public Reports set forth as of the Closing Date, Borrower’s jurisdiction of organization and the location of Borrower’s executive offices and other places of business.

(l)

Officers and Ownership.  As of the date hereof, the Persons set forth in the Public Reports holds the respective office or offices, position or positions (including director positions if a director), in Borrower and (ii) own the percentage of each and every class of issued and outstanding capital stock, other ownership interests and/or securities of Borrower and the voting power over said capital stock, other ownership interests and/or securities of Borrower.

(m)

Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)

No Disqualification Events.  Neither the Borrower, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Borrower participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Borrower in any capacity as of the date of this Agreement and on the Closing Date (each, a “Borrower Covered Person” and, together, “Borrower Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Borrower Covered Person; and (ii) whether any Borrower Covered Person is subject to a Disqualification Event. The Borrower will comply with its disclosure obligations under Rule 506(e).

(ii)

Other Covered Persons. The Borrower is not aware of any person (other than any Borrower Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Loan or the Note that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)

Reasonable Notification Procedures. With respect to each Borrower Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Borrower Covered Person of (i) any Disqualification Event relating to that Borrower Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Borrower Covered Person; in each case occurring up to and including the Closing Date.

(iv)

Notice of Disqualification Events. The Borrower will notify the Lender immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Borrower Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Borrower Covered Person and/or Other Covered Person.

(n)

Accuracy of Information, etc.  No statement or information contained in this Agreement, the Public Reports, any other Document or any other document, certificate or statement furnished to the Lender by or on behalf of Borrower in writing for use in connection with the transactions contemplated by this Agreement and/or the other Documents, contained as of the date such statement or filing of such Public Report, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading.  There is no fact known to Borrower that could have a Material Adverse Effect that has not been expressly disclosed herein, in the Public Reports, in the other Documents, or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Documents.

(o)

Solvency.  Borrower shall be Solvent immediately prior to, and immediately following the Closing, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Borrower pursuant hereto and the other Documents including, but not limited to, all Liabilities and pursuant to the other Documents and the use of the $500,000 Purchase Price as provided elsewhere herein.

(p)

Affiliate Transactions.  Other than as disclosed in the Public Reports, Borrower has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of Borrower or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and have been disclosed to Lender in writing.

(q)

Deposit Accounts.  All deposit accounts, checking accounts, securities accounts and investment accounts of Borrower are set forth on Schedule 3.01(q).

(r)

Intellectual Property.  The Borrower and each of its Subsidiaries has, or has rights to use, all of their respective Intellectual Property including, but not limited to, all Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, service marks, trade names, trade secrets, inventions, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective and combined business and businesses and which the failure to so could have a Material Adverse Effect.  None of the Borrower and/or any of its Subsidiaries has received a notice (written or otherwise) that any of, their respective Intellectual Property has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned.  Neither the Borrower and/or any of its Subsidiaries has received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that any of their respective Intellectual Property violates or infringes upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Borrower and each of its Subsidiaries, all such Intellectual Property is enforceable.  The Borrower and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property of the Borrower and each of its Subsidiaries are set forth in the Public Reports.

(s)

Variable Rate Securities. Except as provided in the Note, the Borrower has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

(t)

USA Patriot Act.  Borrower is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”).  No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(u)

Foreign Asset Control Laws.  Borrower is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(v)

[Reserved].

(w)

Indebtedness; Liens, Etc.  Except for Permitted Indebtedness and Permitted Liens, the Borrower has no Indebtedness nor any Liens.

(x)

[Reserved].

(y)

[Reserved]

(z)

Offering. The offer and sale of the Securities as contemplated by this Agreement, the Note (as the case may be), are, and will be, upon issuance, as the case may be) exempt from the registration requirements of the 1933 Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(aa)

Intentionally left blank

(bb)

Public Reports.  The Borrower is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act and the Borrower is current in its filing obligations under the 1934 Act, including, without limitation, as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”).  The Public Reports, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading.  All financial statements included in the Public Reports (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Borrower as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(cc)

Sarbanes-Oxley Act. The Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(dd)

Arbitration, Absence of Litigation.  Except as disclosed in the Public Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Common Stock or any of the Borrower’s officers or directors or, to the knowledge of the Borrower, 5% or greater shareholders in their capacities as such.

(ee)

Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited Financial Statements included in the Public Reports, except as specifically disclosed in a subsequent Public Report filed with the SEC prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any Indebtedness and/or other liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Borrower’s Financial Statements pursuant to GAAP or disclosed in Public Reports pursuant to SEC rules and/or regulations, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Borrower has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(ff)

Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Borrower confirms that neither it nor any other Person acting on its behalf has provided the Lender or its agents or counsel with any information that constitutes material, non-public information. The Borrower understands and confirms that the Lender will rely on the Documents, the information included therein including, but not limited to, the foregoing representation and the Public Reports in effecting the Loan.  All of the disclosure furnished by or on behalf of the Borrower to the Lender in the Documents and/or in the Public Reports regarding, among other matters relating to the Borrower, its business and the transactions contemplated in the Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Borrower acknowledges and agrees that the Lender does not make nor has it made any representations or warranties with respect to the transactions contemplated in the Documents other than those specifically set forth in Section 7 hereof.

(gg)

No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 7, neither the Borrower, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Borrower for purposes of (i) the 1933 Act which would require the registration of any such Securities and/or securities of the Borrower under the 1933 Act, or (ii) any shareholder approval provisions of any Trading Market on which any of the securities of the Borrower are listed, eligible for quotation and/or designated.

(hh)

Bankruptcy Status; Indebtedness.  The Borrower has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date.  All outstanding secured and unsecured Indebtedness (as defined below) of the Borrower, or for which the Borrower has commitments, is set forth in the Public Reports.

(ii)

Regulation M Compliance.  The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower.

(jj)

No Consents, Etc.  No direct and/or indirect consent, approval, authorization and/or similar item is required to be obtained by the Borrower to enter into this Agreement, the Note and/or the other documents and/or to perform and/or undertake any of the transactions contemplated pursuant to this Agreement, the Note and/or any of the other Documents.

(kk)

[Reserved].

(ll)

Listing of Securities. All Conversion Shares and Interest Shares have been approved for listing or quotation on the Trading Market, subject only to notice of issuance.

(mm)

Dilutive Effect.  The Borrower understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes may increase in certain circumstances.  The Borrower further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Note in accordance with this Agreement and the Note is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower.

(nn)

Application of Takeover Protections; Rights Agreement.  The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower’s Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Lender as a result of the transactions contemplated by this Agreement and/or the other Documents, including, without limitation, the Borrower’s issuance of the Securities and Lender’s ownership of the Securities.  The Borrower has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower.

(oo)

Manipulation of Price.  The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) other than Maxim, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than Maxim, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Borrower.

(pp)

DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Borrower has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock.

(qq)

No Delisting from Trading Market. The Common Stock is eligible for quotation on the Principal Market and the Borrower has no reason to believe that the Principal Market has any intention of delisting the Common Stock from the Principal Market.

(rr)

No General Solicitation.  Neither the Borrower, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Borrower acknowledges that it has engaged Maxim in connection with the sale of the Securities.  Other than Maxim, the Borrower has not engaged any placement agent or other agent in connection with the sale of the Securities.

(ss)

Acknowledgment Regarding Lender’s Purchase of Securities.  The Borrower acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the other Documents and the transactions contemplated hereby and thereby and that the Lender is not (i) an officer or director of the Borrower, (ii) an Affiliate of the Borrower or (iii) to the knowledge of the Borrower, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act.  The Borrower further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Documents and the transactions contemplated hereby and thereby, and any advice given by a Lender or any of its representatives or agents in connection with the Documents and the transactions contemplated hereby and thereby is merely incidental to such Lender’s purchase of the Securities.  The Borrower further represents the Lender that the Borrower’s decision to enter into the other Documents has been based solely on the independent evaluation by the Borrower and its representatives.

(tt)

Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Borrower and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(uu)

Subsidiary Rights.  The Borrower has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Borrower or any Subsidiary.

(vv)

Internal Accounting and Disclosure Controls.  Except as disclosed in the Public Reports, the Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as disclosed in the Public Reports, the Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in the Public Reports, during the twelve months prior to the date hereof the Borrower has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Borrower.

(ww)

Foreign Corrupt Practices. Neither the Borrower, nor any director, officer, agent, employee or other Person acting on behalf of the Borrower has, in the course of its actions for, or on behalf of, the Borrower (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xx)

Sarbanes-Oxley Act. The Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(yy)

Equity Capitalization. As of the date hereof, the authorized capital stock of the Borrower consists of 680,000,000 shares of Common Stock, of which as of the date hereof, 5,013,333  shares are issued and outstanding, 700,000  shares are reserved for issuance pursuant to the Borrower’s stock option and purchase plans and 220,913 shares are reserved for issuance pursuant to securities (other than the aforementioned Stock Option of purchase plans and the Note) exercisable or exchangeable for, or convertible into, Common Stock. The Borrower also has authorized 5,000,000 shares of preferred stock of which 1,700,000 have been designated as “Series A Convertible Preferred Stock” of which 0 are issued and outstanding as of the date hereof (the “A Shares”), the terms, rights and conditions of which are set forth in the Borrower’s Certificate of Designation of Series A Convertible Preferred Stock (the “A Certificate”).  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.1(xx): (i) none of the Borrower’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Borrower; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares or capital stock of the Borrower or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Borrower; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Borrower or any of its Subsidiaries or by which the Borrower or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Borrower; (v) there are no agreements or arrangements under which the Borrower is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Borrower which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to redeem a security of the Borrower; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Borrower does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Borrower has no liabilities or obligations required to be disclosed in the Public Reports but not so disclosed in the Public Documents, other than those incurred in the ordinary course of the Borrower’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(zz)

Shell Company Status. The Borrower was formerly an issuer identified in Rule 144(i)(1) of the 1933 Act. The Borrower field current “Form 10” information with the SEC reflecting that it is no longer a shell company in excess of 12 months ago.

(aaa)

Stock Option Plans. Except as set forth in Schedule 3.1(zz), each stock option granted by the Borrower was granted (i) in accordance with the terms of the applicable stock option plan of the Borrower and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Borrower’s stock option plan has been backdated. The Borrower has not knowingly granted, and there is no and has been no policy or practice of the Borrower to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Borrower or their financial results or prospects.

(bbb)

No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise, between the Borrower and the accountants and lawyers formerly or presently employed by the Borrower and the Borrower is current with respect to any fees owed to its accountants and lawyers which could affect the Borrower’s ability to perform any of its obligations under any of the Documents. In addition, on or prior to the date hereof, the Borrower had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Borrower has no reason to believe that it will need to restate any such financial statements or any part thereof.

(ccc)

Ranking of Note, and Other Obligations.  The Note and all Indebtedness and other obligations of the Borrower and/or any of its Subsidiaries to the Lender shall in all respects rank senior to all other Indebtedness, Liabilities and/or other obligations of the Borrower and/or any of its Subsidiaries; and no Indebtedness and/or any other obligations of the Borrower and/or any of its Subsidiaries is, or at any time following the Closing Date will be and/or rank, in any respects and for any reason, senior to or pari passu with any of the Borrowers’ and/or its Subsidiaries’ Indebtedness, Liabilities and/or other obligations to the Lender under the Note and/or any of the other Documents including, but to limited to, in right of payment, whether in respect of payment of redemptions, principal, premiums, liquidation damages, interest, damages or upon liquidation or dissolution of the Borrower and/or any of its Subsidiaries or otherwise.

(ddd)

Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to the Lender hereunder will be, or will have been, fully paid or provided for by the Borrower, and all laws imposing such taxes will be or will have been complied with.

(eee)

Acknowledgement Regarding Trading Activity. The Borrower acknowledges and agrees that the Lender (i) none of the Lenders has not been asked to agree, nor has Lender agreed, to desist from purchasing or selling, long and/or short, securities of the Borrower, or “derivative” securities based on securities issued by the Borrower or to hold the Securities for any specified term; (ii) Lender, and counter-parties in “derivative” transactions to which Lender is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Borrower further understands and acknowledges that Lenders may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Borrower both at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, or any other documents.

ARTICLE 4.

COVENANTS

Section 4.1.

Affirmative Covenants.  Commencing on the Closing Date and until all the Liabilities are paid in full and this Agreement, Borrower covenants and agrees that:

(a)

Financial Statements and Certificates.  While any amounts are owed to the Lender from the Borrower (including, but not limited to, any Liability), Borrower will furnish the following to the Lender, all in form and scope acceptable to the Lender, unless such information is included in the Borrower’s most recent Public Reports:

(i)

within 105 days after the close of each fiscal year of Borrower, a copy of the annual report of Borrower consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of Borrower, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by Borrower and reasonably approved by the Lender;

(ii)

within 45 days after the end of each fiscal quarter, (a) a copy of an unaudited financial statement of Borrower prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Borrower and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (b) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii)

a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer and chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iv)

copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to Borrower that could have a Material Adverse Effect; and

(v)

such other information as the Lender from time to time reasonably requests.

(b)

Books, Records and Inspections.  Borrower shall (i) maintain complete and accurate books and records; (ii) permit access by the Lender and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Documents; and (iii) permit such persons, upon two (2) days prior written notice, to inspect the properties, whether real or personal, and operations of Borrower.

(c)

Insurance.  Borrower shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.  All property insurance policies shall, within 30 days following the Security Start Date, contain lender loss payable clauses in form and substance reasonably satisfactory to the Lender, naming the Lender as a lender loss payee, mortgagee and/or additional insured, as its interest may appear, and providing that such policies and lender loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice thereof has been given to the Lender.  All insurance proceeds received by the Lender may be retained by the Lender, in its sole discretion, for application to the payment of the Liabilities as the Lender may determine.

(d)

Taxes and Liabilities.  Borrower shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e)

Maintenance of Business; Borrower Names.  Borrower shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, as set forth on the Public Reports an become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Lender.  Borrower shall give Lender thirty (30) days’ prior written notice before Borrower changes its name or does business under any other name.

(f)

Employee Benefit Plans, Etc.  Borrower shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

(g)

Good Title.  Borrower shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h)

Maintenance of Intellectual Property Rights. The Borrower will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Borrower that are necessary or material to the conduct of its business in full force and effect.

(i)

Locations.  Borrower shall give the Lender thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its principal executive office or sole place of business or principal residence or (ii) its name.

(j)

Securities Law Disclosure; Publicity.  The Borrower shall on or before, but in no event later than, 8:30 a.m. (NYC Time), on the first (1st) Business Day following the Closing Date file with the SEC a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Documents required to be included in such Current Report as exhibits thereto.  From and after the date of filing with the SEC of the Current Report, the Borrower represents to the Lender that the Borrower shall have publicly disclosed all material, non-public information delivered to the Lender as of such time by the Borrower, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents.  The Borrower shall afford the Lender and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Lender and its counsel on the form and substance of, and shall give due consideration to all such comments from the Lender and its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Borrower relating to the Lender, the Documents and/or the transactions contemplated by any Document, prior to the issuance, filing or public disclosure thereof, and the Borrower shall not issue, file or publicly disclose any such information to which the Lender shall reasonably object, unless required by law. For the avoidance of doubt, the Borrower shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the 1934 Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(k)

Notices.  Borrower shall, after receipt of knowledge thereof, give prompt written notice to the Lender of:

(i)

the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii)

any litigation, investigation or proceeding which may exist at any time between Borrower and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii)

any litigation or proceeding  affecting Borrower (1) in which the amount involved is $50,000 or more, (2) in which injunctive and/or other equitable relief is sought and/or (3) which relates to the Lender, any Document and/or any of the transactions contemplated by any Document;

(iv)

any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Documents or Permitted Indebtedness; and

(v)

Any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Documents, and/or any other material agreements that the Borrower is a party to and/or any of its property is bound by;

Each notice pursuant to this Section 4.01(k) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

(l)

Environmental Laws.  Borrower shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m)

Further Assurances.  Borrower shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, the Note and the other Documents.  Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from Borrower for such governmental consent, approval, recording, qualification or authorization.

(n)

Reservation of Shares.  At all times and as long as the Lender owns any Securities, the Borrower shall take all action necessary (and/or reasonably requested by the Lender) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Holder upon conversions the Note by the Holder, no less than four hundred (400%) percent of the sum of the maximum number of Conversion Shares issuable (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) (the “Required Reserved Amount”).  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Borrower will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Borrower’s obligations under Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Borrower in favor of an increase in the authorized shares of the Borrower to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.  The Borrower shall initially reserve Four Hundred and Four Thousand Five Hundred and Six (404,506) shares of Common Stock on its own books and records (the “Reserve”) for the issuance of Conversion Shares Shares and any other shares of Common Stock required to be issued by the Borrower to the Lender pursuant to the Documents, which initial reservation shall be authorized by the unanimous written consent of the Borrower’s Board of Directors delivered at Closing.  From and after the date of this Agreement through and including the date all of the Borrowers and each of its Subsidiaries’ Indebtedness and all other obligations owed to the Lender pursuant to the Documents, including, but not limited to, the Note is paid and performed in full, confirmation of which must be obtained by in writing from the Lender, the Borrower shall (a) issue or cause its Transfer Agent to issue the Conversion Shares and all other shares of Common Stock required to be issued to the Holder or its broker only (subject to the immediately following clause (b)), (b) issue or cause its Transfer Agent to issue shares of Common Stock to the Lender or its broker under the Note from sources other than the Reserve, unless the Lender delivers to the Borrower written pre-approval of such issuance from the Reserve, and (c) not reduce the Reserve under any circumstances, unless the Lender delivers to the Borrower written pre-approval of such reduction.  The Borrower shall immediately add shares of Common Stock to the Reserve to ensure that the greater of (i) 509,000 shares of Common Stock and (ii) Required Reserve Amount (the greater of (i) and (ii) being the “Reserve Minimum”) are in the Reserve at all times.  The Borrower shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by the Lender (and/or its assigns) in order to ensure that the Reserve contains the Reserve Minimum and/or at any time the number of shares in the Reserve is less than the Reserve Minimum.  Notwithstanding to the contrary provided herein or elsewhere, if at any time the number of shares of Common Stock in the Reserve, is less than the Required Reserved Amount, the Lender may send written notice to the Borrower’s then Transfer Agent to increase out of the Borrower’s authorized but unissued shares of Common Stock such number of additional shares of Common Stock so the Reserve consists of at least the Required Reserve Amount, provided, that the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issue to the Holder upon each conversion by the Holder of the Note into Conversion Shares.  As a condition to Closing, all actions required by the Borrower in this Section 4.01(n) shall be approved by the unanimous written consent of the Borrower’s Board of Directors which shall be delivered to the Lender at Closing.

(o)

Reporting Status.  Until the date on which the Holder shall have sold all of the Interest Shares and Conversion Shares and none of the Notes are outstanding (the “Reporting Period”), the Borrower shall timely file all reports required to be filed by the Borrower with the SEC pursuant to the 1934 Act within the time periods required by the SEC including all applicable extension periods, and the Borrower shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(p)

The Documents.  The Borrower and each of its Subsidiaries shall comply with all of their respective obligations under any of the Documents following the Closing Date.

Section 4.02.

Negative Covenants.  Until all the Liabilities are paid in full, Borrower covenants and agrees that:

(a)

Restricted Payments. The Borrower shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for Permitted Indebtedness; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere (including the definition of Permitted Indebtedness), in no event shall the Borrower directly and/or indirectly make any payment to any officer, director, or 5% or greater beneficial holder of the Borrower’s voting stock or Common Stock or an affiliate of the Borrower and/or any affiliate of any such person representing the direct and/or indirect repayment of Indebtedness, premiums and/or interest on Indebtedness, unpaid salaries, consulting fees, expenses, accrued but unpaid interest and/or otherwise; provided, that the Borrower may reimburse officers of Borrower for their reasonable out-of-pocket expenses incurred by such persons in connection with their employment with the Borrower in the ordinary course of business.

(b)

Restricted Issuances.  The Borrower shall not, directly or indirectly, (i) issue any Securities and/or Indebtedness (other than as contemplated by this Agreement) or (ii) issue any other securities that would cause a breach or default and/or an Event of Default under the Note and/or any other Document.

(c)

Restriction on Redemption and Dividends.  The Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property.

(d)

Restriction on Transfer of Assets. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, sell, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Borrower owned or hereafter acquired whether in a single transaction or a series of related transactions  (an “IP Transaction”).  For purposes of clarity, an IP Transaction shall not include proceeds from licensing or settling any suits of infringement or any other proceeds derived from the normal course of business which do not include the sale or transfer of the IP assets.  Notwithstanding anything to the contrary provided herein or elsewhere, in the event of an IP Transaction, the Borrower and each of its Subsidiaries shall after the payment of the legal fees and expenses owed to Fish & Richardson (“IP Counsel”) pursuant to the Letter Agreement by and between the Borrower and/or any of its Subsidiaries and IP Counsel executed by the Borrower on September 2, 2011 and by its IP Counsel on September 1, 2011 (the “F&R Letter”), pay to the Lender within five (5) Business Days of the date Borrower or any of its Subsidiaries shall receive proceeds from any IP Transaction, all sums owed to the Lender by the Borrower and/or any of its Subsidiaries pursuant to the Note and/or the other Documents; provided, further, that (i) the F&R Letter cannot be directly or indirectly modified, restated, terminated and another agreement entered into, supplemented amended and/or otherwise changed if the result thereof could result in IP Counsel directly and/or indirectly receiving more fees than those set forth in the originally executed F&R Letter, (ii) IP Counsel shall not be paid, directly and/or indirectly any sums in excess of those stated in the originally executed F&R Letter and/or (iii) neither the Borrower nor any Subsidiary shall take any action that could directly or indirectly adversely affect the right of the Lender to receive any IP Transaction proceeds for the payment of all obligations owed to the Lender by the Borrower and/or any of its Subsidiaries under and pursuant to the Note and the other Documents. All amounts owed to the Lender by the Borrower and/or any of its Subsidiaries shall be paid to the Lender in immediately available funds by wire transfer pursuant to wiring instructions provided to the Borrower from the Lender, and (iv) neither the Borrower, any of its Subsidiaries and/or any other person other than F&R (and then only in the amounts set forth the originally executed F&R Letter), shall be entitled to keep and/or use for any purpose (directly and/or indirectly), any IP Transaction proceeds until all Indebtedness and other obligations owed by the Borrower and/or any of its Subsidiaries to the Lender are paid in full.  The Borrower shall give the Lender 15 day prior written notice of any such IP Transaction which notice shall include a description of the IP Transaction, the Closing Date of the IP Transaction, the terms of the IP Transaction including all funds to be received by the Borrower and/or its Subsidiaries and a detailed account of the payments owed and to be paid to IP Counsel and to the Lender together with all IP Transaction documents, which IP Transaction documents shall include as a condition precedent to the closing of any IP Transaction, the payment of all funds owed to the Lender under this Agreement, the Note and the other Documents.

(e)

Change in Nature of Business. The Borrower shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Borrower on the Closing Date or any business substantially related or incidental thereto.  The Borrower shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(f)

Indebtedness.  Borrower shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(g)

Liens.  Borrower shall not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h)

Guaranties, Loans or Advances.  Borrower shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i)

Violation of Law.  Borrower shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body, if any such violation could have a Material Adverse Effect.

(j)

Unconditional Purchase Obligations.  Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k)

Use of Proceeds.  Borrower shall not permit any proceeds of the Loan to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(l)

Hedge Agreements.  Borrower shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m)

ERISA.  Borrower shall not create or become obligated under any Plan.

(n)

No Variable Rate Transactions, Etc.  As long as any Principal, accrued but unpaid interest, Late Charges on the Note and/or in the other Documents is, outstanding, the Borrower shall not directly and/or indirectly (i)(I) consummate any exchange of any Indebtedness and/or securities of the Borrower for any other securities and/or Indebtedness of the Borrower, (II) cooperate with any person to effect any exchange of securities and/or Indebtedness of the Borrower in connection with a proposed sale of such securities from an existing holder of such securities to a third party), and/or (III) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Borrower and/or amend any non-convertible Indebtedness of the Borrower to make it convertible into securities of the Borrower, (ii) issue or sell any of its securities either (I) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock, and/or (II) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (x) at some future date after the initial issuance of such securities or (y) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Common Stock, and/or (iii) enter into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Borrower may sell securities at a future determined price.  Any transaction contemplated in by Section 4.02(n), shall be referred to as a “Variable Rate Transaction.” The Lender shall be entitled to obtain injunctive relief against the Borrower to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Borrower hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Lender to collect damages.

(o)

Transactions with Affiliates.  Except for such transactions described in the Public Reports, including any renewals or extensions thereof, the Borrower shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person.

ARTICLE 5.

CLOSING CONDITIONS

Section 5.1.

Closing Conditions of the Lender.  The Lender’s obligation to enter into the Documents and purchase the Note is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Lender entering into the Documents and purchasing the Note (unless waived by Lender in their sole and absolute discretion):

(a)

Delivery of Documents.  The Lender shall have received from the Borrower each of the following, in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:

(i)

certificates of the Chief Executive Officer and Secretary of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of the date of this Agreement; (b) all actions taken and consents made by the Borrower and its Board of Directors and shareholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Documents and the execution, delivery and performance of the Documents; (c) the names of the directors and officers of the Borrower authorized to sign the Documents, together with a sample of the true signature of each such Person; (d) all Closing Conditions set forth in Section 5.01 have been met by the Borrower of each Subsidiary, and (e) no event has occurred and/or that the Borrower anticipates occurring that (without regard for any action required to be taken by the Lender, (including, but not limited to, declaring an Event of Default and/or providing any notices) has resulted in an Event of Default or with the passage of time would result in an Event of Default.

(ii)

this Agreement;

(iii)

the Note;

(iv)

certificates of good standing for Borrower  in the jurisdiction of Borrower’s incorporation or formation, in the principal places in which Borrower conducts business and in places in which Borrower owns real estate;

(v)

the fully executed TA Letter; and

(vi)

Such other documents, certificates, opinions, instruments and/or other items reasonable requested by the Lender and/or its legal counsel.

(b)

Approvals.  The receipt by the Lender of all governmental and third party approvals necessary in connection with the continuing operations of Borrower, the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c)

Additional Conditions.  The fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the Loan.

(i)

Representations and Warranties.  Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii)

No Events of Default.  No Event of Default or event which with the passage of time or the giving of notice or both would become an Event of Default shall have occurred or would result from the making of the Loan.

(iii)

Fees, Etc.  The Lender’s Expenses and the Maxim Placement Fee shall have been received by the Lender’s counsel and Maxim, respectively, unless waived.

(iv)

Compliance with Laws.  The Borrower shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Borrower shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Borrower to the Lender).

(v)

No Injunction.  No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(vi)

No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Borrower, or any of the officers, directors or affiliates of the Borrower, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vii)

Listing of Securities.  All of the Conversion Shares and Interest Shares shall have been approved for listing or quotation on the Trading Market as of the Closing Date, in each case, and as required, without regard to any limitations on conversion of the Note.

(viii)

No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix)

Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Borrower with the SEC since January 1, 2014, pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the SEC under the 1934 Act.

(x)

No Suspension of Trading in or Notice of Delisting of Common Stock.  Trading in the Common Stock shall not have been suspended and/or halted by the SEC, the Principal Trading Market or FINRA. The Borrower shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Trading Market), trading in securities generally as reported on the Principal Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities, there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, the Borrower shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Borrower in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(xi)

Completion of Due Diligence.  Lender shall have completed its legal, business and financial due diligence of the Borrower to its full satisfaction and is fully satisfied with the results thereof.

(xii)

Completion of Due Diligence.  Lender shall have completed its legal, business and financial due diligence of the Borrower to its full satisfaction and is fully satisfied with the results thereof

Section 5.2.

Closing Conditions of Borrower.  The obligation of the Borrower to sell and issue the Note to the Lender at the Closing is subject to the fulfillment, to the Borrower’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Borrower):

(a)

Representations and Warranties.  Each of the representations and warranties made by Lender in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(b)

No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Documents.

(c)

Receipt of the $500,000 Purchase Price. The Borrower shall receive at the Closing, the $500,000 Purchase Price less the (i) Lender’s Expenses, and (ii) the Maxim Placement Fee, all of which funds set forth in (i) and (ii) of this Section 5.02(c), while constituting part of the $500,000 Purchase Price shall be paid directly to the Lender, the Lender’s legal counsel and Maxim by the Lender without resulting in any set-off and/or reduction in the $550,000 aggregate principal amount of the Note and/or any set-off or reduction in any other Liabilities or amounts owed by the Borrower to the Lender.

ARTICLE 6.

MISCELLANEOUS

Section 6.1.

No Waiver; Modifications In Writing.  No failure or delay on the part of Lender in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by the Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender.  Any waiver of any provision of the Documents and any consent by the Lender to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 6.2.

Set-Off.  The Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of the Lender. Borrower hereby grants to Lender a security interest in all such property.

Section 6.3.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Borrower:

BLUE CALYPSO, INC.

101 W. Renner Rd., Suite 280

Richardson, TX 75082

Attention:  Andrew Levi

Telephone: (800) 378-2297

Fax No.:  (     ) ___-____

Email:  alevi@bluecalypso.com

With copies to

(which shall not constitute notice):

Fox Rothschild LLP

Princeton Pike Corporate Center

997 Lenox Drive, Building 3

Lawrenceville, NJ 08648

Attention:  Sean F. Reid, Esq.

Phone:  (609) 895-6719

Fax No.:  (609) 896-1469

Email: sreid@foxrothschild.com

If to the Lender:

[ _______________ ]

[ _______________ ]

[ _______________ ]

[ _______________ ]

[ _______________ ]

[ _______________ ]

[ _______________ ]

[ _______________ ]

With copies to

(which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC

120 Wall Street

New York, New York 10005

Attention:  Lawrence G. Nusbaum, Esq.

Phone:  (212) 269-1400

Fax No.:  (212) 809-5449

Email: LNusbaum@gusraekaplan.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 6.4.

Costs, Expenses and Taxes.  Notwithstanding anything to the contrary provided herein or elsewhere, Borrower agrees to pay (A) on the Closing Date all of the Lender’s Expenses; and (B) following the Closing Date, all fees and expenses incurred by the Lender (including, but not limited to, outside counsel to the Lender) in connection with the administration and enforcement of the Documents and/or and the Loan.  In addition, Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  If any suit or proceeding arising from any of the foregoing is brought against the Lender, Borrower, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender.  If Borrower shall fail to do any act or thing which each has covenanted and/or agreed to do under this Agreement and/or any other Document or any representation or warranty on the part of Borrower contained in this Agreement and/or any other Document shall be breached, the Lender may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lender by Borrower immediately upon the Lender’s demand therefor, with interest at a rate equal to ten (10%) percent during the period from and including the date funds are so expended by the Lender to the date of repayment in full, and any such amounts due and owing to the Lender shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Borrower under this Section 6.4shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

Section 6.5.

Indemnity, Etc.  In addition to the payment of expenses pursuant to Section 6.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender, and each of such Lender’s assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the SEC Reports, this Agreement and/or the other Documents, the consummation of the transactions contemplated by this Agreement and the other Documents, the statements contained in any term sheet delivered by the Lender, the Lender’s agreement to make the Loan, the use or intended use of the proceeds of the Loan or the exercise of any right or remedy hereunder or under the other Documents (the “Indemnified Liabilities”); provided  that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  In no event shall any Lender and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Borrower and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from Lender’s intentional misconduct or gross negligence.

Section 6.6.

Counterparts; Signatures.  This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

Section 6.7.

Binding Effects; Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the Lender, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of Lender.  Lender may delegate any of its obligations under the Documents without the prior written consent of Borrower, except to make the $550,000 Loan. Lender may assign any of its rights, hereunder, and/or in any of the other Documents, subject only to compliance with the federal securities laws.

Section 6.8.

Headings.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

Section 6.9.

Entire Agreement.  This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents including, but not limited to, the Term Sheet executed by the Borrower on June 26, 2015.  Except as specifically set forth in this Agreement, the Lender makes no covenants to Borrower, including, but not limited to, any commitments to provide any additional financing to Borrower.

Section 6.10.

GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

Section 6.11.

Severability Of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.12.

Conflict.  In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of the Documents so chosen by the Lender shall govern and control.

Section 6.13.

Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act.  Lender hereby notifies Borrower that pursuant to the requirements of the Act and such Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and addresses of Borrower and such other information that will allow the Lender to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

Section 6.14.

JURISDICTION; WAIVER.  BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF THE LENDER’S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS.  BORROWER IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT.  BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE LENDER IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK.  THE LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

Section 6.15.

SERVICE OF PROCESS.  BORROWER AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 6.3 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  BORROWER AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO BORROWER.  SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD BORROWER, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  NOTHING HEREIN SHALL AFFECT THE LENDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 6.16.

Survival.  The representations, and warranties of Borrower herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Borrower set forth herein and/or in the other Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Lender set forth in this Agreement and/or in any of the other Documents.

Section 6.17.

No Integration.  Neither the Borrower, nor any of its affiliates, nor any person acting on behalf of the Borrower or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the 1933 Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the 1933 Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Borrower will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

Section 6.18.

No Frustration.  From and after the date hereof and so long as the Note is outstanding, the Borrower, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Lender (which consent may be withheld, delayed or conditioned in the Lender’s sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Borrower to timely perform its obligations under the Documents.

Section 6.19.

Finders’ Fees. Except for the Maxim Placement Fee owed by the Borrower to Maxim, each of the parties represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  The Borrower and each of its Subsidiaries agree to jointly and severally indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower, any of its Subsidiaries or any such persons, respective officers, employees or representatives is responsible including, but not limited to, the Maxim Placement Fee.

Section 6.20.

Rule 144 Availability; Public Information. At all times from the date hereof through and including the date none of the Conversion Shares are outstanding (the “Required Period”) Borrower shall ensure Lender can sell the pursuant to and in accordance with Rule 144 under the 1933 Act.  If, (i) at any time during the Required Period, the Borrower shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the 1933 Act (a “Public Information Failure”), or (ii) the Borrower shall fail to take such action as is reasonably requested by the Lender to enable the Lender to sell any of the Conversion Shares pursuant to Rule 144 under the 1933 Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Borrower’s transfer agent as may be reasonably requested from time to time by the Lender and otherwise fully cooperate with Lender and Lender’s broker to effect such sale of the Conversion Shares pursuant to Rule 144 under the 1933 Act) (a “Process Failure”)  then, in either case, in addition to the Lender’s other available remedies, the Borrower shall pay to Lender, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to one (1.0%) percent of the $550,000 aggregate principal amount of the Note on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days), thereafter, until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the date such Public Information Failure is cured.  Notwithstanding anything to the contrary provided herein, liquidated damages for each Process Failure or Public Information Failure shall not (i) commence to accrue for a period of 5 days from the date of any such Process Failure and/or Public Information Failure, and (ii) shall not exceed ten (10%) percent of $550,000 in the aggregate for all such Process Failures or Public Information Failures.  The payments to which the Lender shall be entitled pursuant to this Section 6.20 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

Section 7.1.

Authorization.  The Lender has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

Section 7.2.

Accredited Investor Status; Investment Experience. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 7.3.

Reliance on Exemptions.  The Lender understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations and warranties of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note.

Section 7.4.

Transfer or Resale.  Lender understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Borrower an opinion of counsel, in a form reasonably acceptable to the Borrower, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Borrower with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Documents, neither the Borrower nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Lender in effecting a pledge of Securities shall not be required to provide the Borrower with any notice thereof or otherwise make any delivery to the Borrower pursuant to this Agreement or any other Document, including, without limitation, this Section 7.11.

Section 7.5.

Legends.  Lender understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares, have been registered under the 1933 Act, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Borrower shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Borrower with an opinion of counsel, in a form reasonably acceptable to the Borrower, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or Rule 144A.  The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

 [BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	[ _______________ ] By: Name: Title:
BORROWER:	BLUE CALYPSO, INC. By: Name: Andrew Levi Title: Chief Executive Officer
EXISTING SUBSIDIARIES:	BLUE CALYPSO HOLDINGS, INC. By: Name: Andrew Levi Title: Chief Executive Officer
BLUE CALYPSO, LLC. By: Name: Andrew Levi Title: Chief Executive Officer
BLUE CALYPSO LATIN AMERICA S.A. By: Name: Andrew Levi Title: Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

Form of TA Letter

EXHIBIT B

Form of Note